Exhibit 99.1
Investor Contact: Brad Ankerholz
Graphic Packaging Holding Company
770-240-7971

Graphic Packaging Holding Company Reports Second Quarter 2015 Results
Second Quarter Highlights

•	Q2 Adjusted Earnings per Diluted Share were $0.19 compared to $0.20 in the prior year period.

•	Q2 Adjusted EBITDA was $192.1 million compared to $190.8 million in the prior year period.

•	Q2 Adjusted EBITDA margin increased 110 basis points to 18.2% from 17.1% in the prior year period.

ATLANTA, GA, July 23, 2015. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of paper-based packaging solutions to food, beverage and other consumer products companies, today reported Net Income for second quarter 2015 of $57.6 million, or $0.17 per share, based upon 330.9 million weighted average diluted shares. This compares to the second quarter 2014 Net Loss of $(40.0) million, or $(0.12) per share, based on 328.7 million weighted average diluted shares.
Including the tax impact, second quarter 2015 Net Income was negatively impacted by $3.7 million of Charges Associated with Business Combinations and Other Special Charges. When adjusting for these charges, Adjusted Net Income for the second quarter of 2015 was $61.3 million, or $0.19 per diluted share. This compares to second quarter 2014 Adjusted Net Income of $66.0 million or $0.20 per diluted share.
“We delivered on our expectations despite continued soft demand in key end-markets," said Chairman and CEO David Scheible. "Although market volumes remain challenging, we continue to post strong results as Adjusted EBITDA margin was up 110 basis points over last year to 18.2%. The increase was driven by our ongoing asset optimization strategies, acquisition integration and strong operating performance. Our global supply chain has been extremely efficient as we produced and sold more net tons through our integrated system versus second quarter last year. Our strong performance has generated over $40 million in productivity benefits through the first six months of the year.”

Net Sales
Net Sales decreased 5.3% to $1,057.1 million in the second quarter of 2015, compared to $1,116.7 million in the prior year period. Excluding $107.7 million of sales in the prior year period from divested businesses, Adjusted Net Sales increased $48.1 million or 4.8%. The increase was driven by $82.7 million of improved volume/mix, primarily related to acquisitions. The sales increase was partially offset by $34.6 million of unfavorable foreign exchange rates and modestly lower pricing.
Attached is supplemental data showing Net Tons Sold, Net Sales and Income (Loss) from Operations for the first and second quarters of 2015 and each quarter of 2014.

EBITDA
EBITDA for second quarter 2015 was $187.1 million, or $167.4 million higher than the second quarter of 2014. When adjusting both periods for Charges Associated with Business Combinations and Other Special Charges, and the prior year period for Loss on Sale of Assets, Adjusted EBITDA increased 0.7% to $192.1 million in the second quarter of 2015 from $190.8 million in the second quarter of 2014. When comparing against the prior year quarter, Adjusted

EBITDA in the second quarter of 2015 was positively impacted by $12.7 million of improved net operating performance and $9.2 million of favorable volume/mix. These benefits were partially offset by $8.6 million in higher costs (primarily for labor and benefits), $5.4 million of unfavorable foreign exchange rates, $4.3 million of EBITDA from divested businesses and $2.3 million of lower price, net of commodity deflation.

Other Results
Total Net Debt declined $64.9 million during the second quarter 2015 to $1,997.6 million. The Company's June 30, 2015 Net Leverage Ratio dropped to 2.71 times Adjusted EBITDA from 3.17 times Adjusted EBITDA at the end of the second quarter of 2014. At June 30, 2015, the Company had available domestic liquidity of $960.6 million, including the undrawn availability under its $1.25 billion domestic revolving credit facility.
Net Interest Expense was $17.8 million in second quarter 2015, compared to $21.2 million in second quarter 2014. The decrease was due to both lower debt balances and lower overall interest rates.
Capital expenditures for second quarter 2015 were $66.3 million, compared to $49.6 million in the second quarter of 2014. The increase is primarily the result of additional investments being made in the Company’s mills, including the previously announced Cogen installation at the West Monroe, LA mill.
Second quarter 2015 Income Tax Expense was $35.1 million compared to a benefit of $(33.2) million in the second quarter of 2014. The prior year benefit was primarily driven by the pre-tax loss generated from the sale of the Company’s multi-wall bag business. As of June 30, 2015, the Company had approximately $551 million of NOLs for U.S. federal income tax purposes, which may be used to offset future taxable income.
Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Sales, Total Net Debt and Net Leverage Ratio is attached to this release.

Earnings Call
The Company will host a conference call at 10:00 am eastern time today (July 23, 2015) to discuss the results of second quarter 2015. To access the conference call, listeners calling from within North America should dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID #77911604). Listeners may also access the audio webcast, along with a slide presentation, in the Investors section of the Graphic Packaging website: http://www.graphicpkg.com. Replays of the call can be accessed for one week by dialing 855-859-2056.

Forward Looking Statements
Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to, assessments regarding the use of the Company's NOLs are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives and cost reduction plans, the Company’s debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE:GPK), headquartered in Atlanta, Georgia, is a leading provider of packaging solutions for a wide variety of products to food, beverage and other consumer products companies.  The Company is one of the largest producers of folding cartons and holds a leading market position in coated-unbleached kraft and coated-recycled boxboard. The Company's customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products, is available at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2015	2014	2015	2014
Net Sales	$1,057.1	$1,116.7	$2,065.3	$2,189.4
Cost of Sales	859.1	903.6	1,677.7	1,789.3
Selling, General and Administrative	88.7	94.5	174.1	195.4
Other (Income) Expense, Net	(4.8)	0.4	(8.1)	(1.0)
Restructuring and Other Special Charges	3.9	171.1	6.1	178.9
Income (Loss) from Operations	110.2	(52.9)	215.5	26.8
Interest Expense, Net	(17.8)	(21.2)	(34.7)	(41.6)
Income (Loss) before Income Taxes and Equity Income of Unconsolidated Entities	92.4	(74.1)	180.8	(14.8)
Income Tax (Expense) Benefit	(35.1)	33.2	(68.7)	8.4
Income (Loss) before Equity Income of Unconsolidated Entities	57.3	(40.9)	112.1	(6.4)
Equity Income of Unconsolidated Entities	0.3	0.6	0.6	0.9
Net Income (Loss)	57.6	(40.3)	112.7	(5.5)
Net Loss Attributable to Noncontrolling Interests	—	0.3	—	0.7
Net Income (Loss) Attributable to Graphic Packaging Holding Company	$57.6	$(40.0)	$112.7	$(4.8)

Net Income (Loss) Per Share Attributable to Graphic Packaging Holding Company — Basic and Diluted	$0.17	$(0.12)	$0.34	$(0.01)

Weighted Average Number of Shares Outstanding - Basic	330.2	328.7	329.9	328.2
Weighted Average Number of Shares Outstanding - Diluted	330.9	328.7	330.9	328.2

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	June 30, 2015	December 31, 2014

ASSETS

Current Assets:
Cash and Cash Equivalents	$46.8	$81.6
Receivables, Net	484.7	408.3
Inventories, Net	569.3	521.8
Deferred Income Tax Assets	179.3	177.2
Other Current Assets	39.7	32.0
Total Current Assets	1,319.8	1,220.9
Property, Plant and Equipment, Net	1,560.9	1,546.8
Goodwill	1,162.9	1,118.1
Intangible Assets, Net	396.3	385.6
Other Assets	72.5	59.9
Total Assets	$4,512.4	$4,331.3

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$34.7	$32.2
Accounts Payable	410.7	424.9
Other Accrued Liabilities	226.1	219.6
Total Current Liabilities	671.5	676.7
Long-Term Debt	2,009.7	1,942.1
Deferred Income Tax Liabilities	400.4	309.3
Other Noncurrent Liabilities	341.6	390.9

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 328,692,879 and 327,044,500 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	3.3	3.3
Capital in Excess of Par Value	1,783.9	1,796.5
Accumulated Deficit	(378.1)	(452.9)
Accumulated Other Comprehensive Loss	(319.9)	(334.6)
Total Shareholders' Equity	1,089.2	1,012.3
Total Liabilities and Shareholders' Equity	$4,512.4	$4,331.3

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
In millions	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$112.7	$(5.5)
Non-cash Items Included in Net Income:
Depreciation and Amortization	139.3	136.4
Deferred Income Taxes	61.7	(13.6)
Amount of Postretirement Expense Less Than Funding	(13.6)	(9.2)
Loss on the Sale of Assets	0.7	170.4
Other, Net	15.3	29.3
Changes in Operating Assets and Liabilities	(138.8)	(154.2)
Net Cash Provided by Operating Activities	177.3	153.6

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(127.0)	(108.9)
Proceeds from Government Grant	—	26.9
Acquisition of Businesses, Net of Cash Acquired	(113.6)	(173.8)
Proceeds Received from the Sale of Assets, Net of Selling Costs	—	167.4
Other, Net	4.7	(1.6)
Net Cash Used in Investing Activities	(235.9)	(90.0)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(8.0)	—
Payments on Debt	(12.5)	(30.8)
Borrowings under Revolving Credit Facilities	596.4	794.2
Payments on Revolving Credit Facilities	(511.3)	(699.1)
Repurchase of Common Stock related to Share-Based Payments	(21.1)	(15.8)
Dividends Paid	(16.4)	—
Other, Net	(0.4)	(8.4)
Net Cash Provided by Financing Activities	26.7	40.1
Effect of Exchange Rate Changes on Cash	(2.9)	1.1
Net (Decrease) Increase in Cash and Cash Equivalents	(34.8)	104.8
Cash and Cash Equivalents at Beginning of Period	81.6	52.2
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$46.8	$157.0

Reconciliation of Non-GAAP Financial Measures
The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net Income, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, sale or shutdown of assets, other special charges and the modification or extinguishment of debt. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2015	2014	2015	2014
Net Income Attributable to Graphic Packaging Holding Company	$57.6	$(40.0)	$112.7	$(4.8)
(Subtract) Add:
Net Loss Attributable to Noncontrolling Interests	—	(0.3)	—	(0.7)
Income Tax Expense (Benefit)	35.1	(33.2)	68.7	(8.4)
Equity Income of Unconsolidated Entities	(0.3)	(0.6)	(0.6)	(0.9)
Interest Expense, Net	17.8	21.2	34.7	41.6
Depreciation and Amortization	76.9	72.6	150.7	142.7
EBITDA	187.1	19.7	366.2	169.5
Loss on Sale of Assets	—	164.5	—	170.4
Charges Associated with Business Combinations and Other Special Charges	5.0	6.6	7.2	8.5
Adjusted EBITDA	$192.1	$190.8	$373.4	$348.4

Net Income Attributable to Graphic Packaging Holding Company	$57.6	$(40.0)	$112.7	$(4.8)
Loss on Sale of Assets	—	164.5	—	170.4
Charges Associated with Business Combinations and Other Special Charges	5.0	6.6	7.2	8.5
Tax Impact of Non-recurring Items	(1.3)	(65.1)	(1.9)	(63.6)
Adjusted Net Income	$61.3	$66.0	$118.0	$110.5

Adjusted Earnings Per Share - Basic	$0.19	$0.20	$0.36	$0.34
Adjusted Earnings Per Share - Diluted	$0.19	$0.20	$0.36	$0.33

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions	2015	2014	2015	2014
Net Sales	$1,057.1	$1,009.0	$2,065.3	$1,967.8
Net Sales related to divestitures	—	107.7	—	221.6
Adjusted Net Sales	$1,057.1	$1,116.7	$2,065.3	$2,189.4

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	18.2%	17.1%	18.1%	15.9%

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	June 30,	June 30,	December 31,
In millions	2015	2014	2014
Net Income Attributable to Graphic Packaging Holding Company	$207.2	$85.7	$89.7
(Subtract) Add:
Net Loss Attributable to Noncontrolling Interests	—	(0.2)	(0.7)
Income Tax Expense	122.5	23.9	45.4
Equity Income of Unconsolidated Entities	(1.4)	(1.7)	(1.7)
Interest Expense, Net	73.8	86.6	80.7
Depreciation and Amortization	291.9	304.0	283.9
EBITDA	694.0	498.3	497.3
Loss on Sale of Assets, Net	9.7	152.5	180.1
Charges Associated with Business Combinations and Other Special Charges	17.7	29.9	19.0
Loss on Modification or Extinguishment of Debt	14.4	1.2	14.4
Adjusted EBITDA	$735.8	$681.9	$710.8

	June 30,	June 30,	December 31,
Calculation of Net Debt:	2015	2014	2014
Short-Term Debt and Current Portion of Long-Term Debt	$34.7	$73.0	$32.2
Long-Term Debt	2,009.7	2,245.3	1,942.1
Less:
Cash and Cash Equivalents	(46.8)	(157.0)	(81.6)
Total Net Debt	$1,997.6	$2,161.3	$1,892.7

Net Leverage Ratio ( Total Net Debt/Adjusted EBITDA)	2.71	3.17	2.66

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2015
Net Tons Sold (000's)
Paperboard Packaging	681.1	730.8

Net Sales ($ Millions):
Paperboard Packaging	$1,008.2	$1,057.1

Income from Operations ($ Millions):
Paperboard Packaging	$105.3	$110.2

2014
Net Tons Sold (000's)
Paperboard Packaging	624.2	654.4	679.4	666.1
Flexible Packaging	**	**	**	**

Net Sales ($ Millions):
Paperboard Packaging	$964.7	$1,009.0	$1,050.0	$1,001.1
Flexible Packaging	108.0	107.7	—	—
Total	$1,072.7	$1,116.7	$1,050.0	$1,001.1

Income (Loss) from Operations ($ Millions):
Paperboard Packaging	$87.0	$119.3	$112.3	$95.3
Flexible Packaging	(7.3)	(172.2)	—	(6.6)
Total	$79.7	$(52.9)	$112.3	$88.7
** Not meaningful